SEVERANCE AGREEMENT AND RELEASE OF ALL CLAIMS

This Severance Agreement and Release of All Claims is entered into between Copart, Inc., including its officers, directors, employees, managers, agents, and representatives, and subsidiaries ("the Company") and David Bauer ("Employee"). The purpose of this Agreement is to arrange a severance of Employee's employment with the Company on a basis that is satisfactory both to the Company and to the Employee.

1.   The parties acknowledge that Employee's employment with the Company terminated or will terminate effective March 9, 2011. The Company wishes to provide certain separation benefits to Employee to aid in his transition to other employment in return for his agreement to this release.

2.   Both Employee and the Company are entering into this Agreement as a way of concluding the employment relationship between them and of settling voluntarily any dispute or potential dispute that Employee has or might have with the Company as of the date this Agreement is signed.

3.   a.   In return for Employee agreeing to the terms of this Agreement, the Company agrees to accelerate the vesting of Employee's unvested stock options. The accelerated vesting shall occur as of March 9, 2011, and shall be subject to a condition subsequent that Employee executes this Agreement and the Employee does not revoke the Agreement during the revocation period set forth in Section 8(h) below. In addition, Employee shall not have the right to exercise any accelerated options unless and until this Agreement has been executed by Employee and Employee does not revoke the Agreement during the revocation period set forth in Section 8(h) below. Exercised options will be subject to all applicable payroll and tax withholdings. In addition, Employee will be paid his final wages, vacation pay and holiday pay, on his final date of employment.

     b.   The Company will not contest any unemployment insurance claim that Employee may file.

     c.   The Chief Executive Officer of the Company will provide to prospective employers with a positive reference.

4.   In return, Employee, for himself and his spouse or partner, heirs, executors, representative and assigns, forever releases the Company from any and all claims, actions, and causes of action which Employee has or might have concerning his employment with the Company or the termination of employment, up to the date of the signing of this Agreement. All such claims are forever barred by this Agreement and without regard as to whether those claims are based upon any alleged breach of contract or covenant of good faith and fair dealing; any alleged employment discrimination or other unlawful discriminatory acts, including claims under Title VII of the Civil Rights Act of 1964, the Americans with Disabilities Act, the Age Discrimination in Employment Act, the Fair Employment and Housing Act, and/or the California Labor Code; any alleged tortious act resulting in physical injury, emotional distress, or damage to reputation or other damages; or any other claim or cause of action as of the date of the signing of this Agreement.

5.   The parties acknowledge that California Civil Code section 1542 provides as follows:

A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.

Being fully informed of this provision of the Civil Code, Employee waives any rights under that section, and acknowledges that this Agreement extends to all claims he has or might have against the Company, whether known or unknown.

6.   This Agreement does not prohibit Employee from filing a charge or complaint, including a challenge to the validity of this Agreement, with the Equal Employment Opportunity Commission (EEOC) or any comparable federal, state or local agency, or participating in any investigation or proceeding conducted by the EEOC or such other agency. However, mployee agrees to waive his rights to recover individual relief in any such charge or complaint filed by Employee or anyone on his behalf. Employee understands that this Agreement does not apply to vested rights under the Company's ERISA-covered employee benefit plans, as applicable on the date Employee signs this Agreement. This Agreement does not prohibit Employee from filing or pursuing a claim for workers' compensation or unemployment insurance, or any other claim that cannot be legally waived under federal or state law.

7.   Employee agrees that the payment and benefits in Paragraph 3 shall constitute the entire amount of consideration provided to him under this Agreement and that he will not seek any further compensation for any other claimed damages, costs or attorneys fees in connection with the matters encompassed by this Agreement.

8.   Employee understands that:

       a.   He has had twenty-one days in which to consider signing this Agreement;

       b.   He has carefully read and fully understands all of the terms of the Agreement;

       c.   He is, through this Agreement, releasing the Company from any and all claims he may have against it;

       d.   He knowingly and voluntarily agrees to all of the terms set forth in this Agreement;

       e.   He knowingly and voluntarily intends to be legally bound by this Agreement;

       f.   He was advised and hereby is advised in writing to consult with an attorney of his choice prior to signing this Agreement;

       g.   He understands that rights or claims under the Age Discrimination in Employment Act of 1967 that may arise after the date this Agreement is signed are not waived; and

       h.   He has a full seven days following the signing of this Agreement to revoke it and he has been and hereby is advised in writing that this Agreement will not become effective or enforceable until that seven day revocation period has expired and Employee has not revoked the Agreement. Any notice of revocation must be provided in writing to General Counsel, Copart, Inc. 4665 Business Center Drive, Fairfield, CA 94534, fax number (707) 639-5099 at or before midnight of the seventh day.

9.   This Agreement is in full satisfaction of disputed claims and by entering into this Agreement, the Company is in no way admitting liability of any sort. This Agreement, therefore, does not constitute an admission of liability of any kind.

10.   Employee agrees that he will keep the fact, terms and amount of this Agreement completely confidential and that he will not disclose any information concerning this Agreement to anyone. However, Employee may make such disclosures as are required by law and as are necessary for legitimate law enforcement or compliance purposes. Employee may also disclose to his spouse or partner, and to his tax preparer and/or attorney. Employee agrees to notify such persons of this confidentiality provision.

11.   Employee acknowledges that he has had access to confidential, proprietary and/or trade secret information relating to the Company's business. Such information may include, but is not limited to, business strategies, financial reports, computer programs and software, client information, business plans and operations, and other information and records which are owned by the Company and are regularly used in the operation of its business. Employee shall not disclose any confidential, proprietary or trade secret information of the Company, directly or indirectly, or use any of it in any way. Employee will not remove any files, records, documents, or other items relating to Company business from its premises, and will promptly return all Company property in his custody, possession or control.

12.   Should any provision of this Agreement be determined by any court to be wholly or partially illegal, invalid or unenforceable, the legality, validity and enforceability of the remaining provisions shall not be affected, and said illegal, unenforceable or invalid provisions shall be deemed not to be a part of this Agreement.

13.   The parties agree that this document contains their complete and final agreement and that there are no representations, statements, or agreements which have not been included within this document.

14.   The parties acknowledge that in signing this Agreement, they do not rely upon and have not relied upon any representation or statement made by any of the parties or their agents with respect to the subject matter, basis or effect of this Agreement, other than those specifically stated in this written Agreement.

15.   This agreement shall be binding upon the parties to this Agreement and upon their heirs, administrators, representatives and executors. Employee expressly agrees that he has not transferred to any person or entity any rights, causes of action or claims released in this Agreement.

EMPLOYEE

Date: _3/9/11_____________	/s/ David Bauer
David Bauer

COMPANY

Date: _3/9/11_____________	By: __/s/ Thomas E. Wylie___
Thomas E. Wylie
Sr. Vice President
Human Resources